                                                                  Exhibit 10.14


                       MANAGEMENT CONSULTANT AGREEMENT


     Management Consultant Agreement made as of April 7, 1994 between THE DOE RUN RESOURCES CORPORATION, a New York corporation ("Corporation"), and THE RENCO GROUP, INC., a New York corporation ("Consultant").

                            W I T N E S S E T H :
                            - - - - - - - - - -

     WHEREAS, Consultant is in the business, among other things, of providing management and consulting services to its clients; and

     WHEREAS, Corporation desires to retain Consultant on the terms herein provided, and Consultant is agreeable to accepting such retainer.

     NOW, THEREFORE, it is hereby agreed as follows:

     1.   RETAINER.

          Corporation hereby retains Consultant as management consultant for itself and any subsidiary corporations (presently none) on the terms herein set forth, and Consultant hereby accepts such retainer.

     2.   DUTIES OF CONSULTANT.

          Consultant shall, through its staff and persons specially retained by it:

          (a) Become generally informed, and keep itself informed, as to the business and affairs of the Corporation, and its subsidiary corporations, and general business developments in their industries.

          (b) From time to time visit the physical facilities of the Corporation and its subsidiaries and consult with its officers and managers.

          (c) Provide the Corporation and its subsidiaries from time to time with its advice and recommendations relating to such matters as product, improving productivity, personnel matters and like matters.

          (d) On request of the Corporation and its subsidiaries, meet with the Corporation and its subsidiaries and review operating plans, budgets, forecasts, employee benefit programs, proposed major transactions, and like matters, and consult with the Corporation thereon.

          (e) Advise and assist the Corporation and subsidiaries in negotiations.

     3.   COMPENSATION TO CONSULTANT.

          For Consultant's services hereunder Corporation shall pay to Consultant an Annual fee ("Annual Fee") of One Million Two Hundred Thousand ($1,200,000) Dollars payable at such times and in such installments as shall be agreed upon from time to time between Corporation and Consultant.

          Notwithstanding any other provision herein contained, the Corporation shall not make any payment hereunder which is violative of any of the agreements between itself or any of its subsidiaries and any of its or their lending institutions or creditors, now or hereafter in effect, or any other agreement to which the Corporation or a subsidiary may now or hereafter be a party.

          Nothing herein contained shall be deemed to preclude the parties from agreeing upon an additional fee for extra services of Consultant over and above the normal services contemplated by this Agreement.

          In addition, the Corporation shall reimburse the Consultant for actual travel and lodging expenses, and other reasonable expenses incurred by Consultant in furnishing its services hereunder.

     4.   CONSULTANT'S DUTY OF CONFIDENTIALITY.

          Consultant recognizes that the Corporation will make available to it confidential information as to their business and affairs and Consultant agrees to preserve all such information in confidence and to use the same solely in discharge of its duties.

     5.   EXPENSES OF CONSULTANT.

          Except as provided in paragraph 3, the out-of-pocket expenses of Consultant in performing its duties hereunder shall be borne by Consultant. Nothing herein contained shall be deemed to preclude the parties from agreeing upon the payment or reimbursement by Corporation to Consultant of the expenses of services of Consultant, rendered at the request of Corporation, which are beyond the services contemplated by this Agreement. Consultant is not authorized to incur any liability or expense on behalf of Corporation except with the prior written authorization of Corporation.

     6.   TERM.

          The initial term of this Agreement shall extend to and end on October 31, 2000. Thereafter, this Agreement shall continue for additional terms of three (3) years each, subject to termination by either party, at the end of the initial term, or at the end of any additional term, by six (6) months prior written notice given to the other party.

     7.   MISCELLANEOUS.

               (a) Notices hereunder by either party to the other shall be deemed given when sent by certified mail, return receipt requested, to the party to whom the same is intended at the address herein specified, or at such other address as such party shall have specified by written notice hereunder:

          If to Corporation:  The Doe Run Resources Corporation
                              1801 Park 270 Drive (Suite 300)
                              St. Louis, MO 63146

          If to Consultant:   The Renco Group, Inc.
                              45 Rockefeller Plaza
                              New York, NY 10111

               (b) This Agreement expresses the entire understanding between the parties with respect to the subject matter hereof and may be amended only by an agreement in writing signed by each of the parties hereto.

               (c) This Agreement is made under and shall be construed in accordance with the laws of the State of New York applicable to contracts to be performed wholly within such State.


                                            THE DOE RUN RESOURCES CORPORATION


                                            BY /s/ Roger Fay  V.P.
                                              ----------------------------------


                                            THE RENCO GROUP, INC.


                                            BY /s/ Marvin M. Koenig, Exec. V.P.
                                              ----------------------------------

           FIRST AMENDMENT TO THE MANAGEMENT CONSULTANT AGREEMENT

                               MARCH 12, 1998


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     This will confirm that the Annual Fee referred to in paragraph 3 of the Management Consultant Agreement is increased to two million four hundred thousand ($2,400,000) dollars.


                                            The Doe Run Resources Corporation


                                            By: /s/ M.K. Kaiser
                                               ---------------------------------



                                            The Renco Group, Inc.


                                            By: /s/ Roger Fay
                                               ---------------------------------